                                                                   Exhibit 10.7

                              AMENDED AND RESTATED
                             REVOLVING CREDIT NOTE

Nashville, Tennessee                                              $19,000,000
Originally Dated December 16, 1988
Amended and Restated as of September 1, 1995

                                   WITNESSETH:

         WHEREAS, National Health Corporation (now known as National HealthCare Corporation) ("National") extended a $50,000,000 line of credit (the "Loan") to National HealthCorp L.P. (now known as National HealthCare L.P.) ("Borrower") evidenced by that certain Revolving Credit Note dated December 16, 1988 executed by Borrower to the order of National in the original principal amount of $50,000,000 (the "Note");

         WHEREAS, the purpose of the Loan was to refinance existing debt of Borrower and to finance the acquisition, construction and renovation of a health care facilities owned or to be owned by Borrower;

         WHEREAS, National Health Investors, Inc. ("NHI") acquired certain health care facilities from Borrower and National has agreed to permit NHI to assume repayment of $31,000,000 of the Loan and to likewise have available to it a line of credit facility under the Loan of up to $31,000,000 to be evidenced by that certain Revolving Credit Note dated as of September 1, 1995 executed by NHI to the order of National in the principal amount of $31,000,000;

         WHEREAS, the Borrower and National desire to and hereby amend and restate the Note to reflect the decrease in the revolving credit availability to Borrower thereunder from $50,000,000 to $19,000,000 pursuant to terms of this Amended and Restated Revolving Credit Note;

         NOW, THEREFORE, FOR VALUE RECEIVED, NATIONAL HEALTHCARE L.P. (the "Borrower") promises and agrees to pay to the order of National HealthCare Corporation (the "National") at its offices in Murfreesboro, Tennessee, or at such other place as may be designated in writing by the holder, in lawful money of the United States of America, the principal sum of Nineteen Million and No/100 Dollars ($19,000,000.00), or so much thereof as may be advanced from time to time by the National, together with interest from the date hereof on the unpaid principal balance outstanding from time to time hereon computed from the date of each advance until maturity, at the "Stated Rate" as defined in the Revolving Credit Agreement between National and Borrower of even date hereof (as may be amended and/or restated from time to time, the "REVOLVING CREDIT AGREEMENT").

         Interest shall be paid to the National on the 1st day of each month following the date of execution hereof (the "PAYMENT DATE"). If the Principal outstanding hereunder exceeds the

Commitment, Borrower shall immediately pay any such excess to National. All outstanding principal plus accrued interest due hereunder shall be due and payable in full by Borrower on December 15, 2008. This Revolving Credit Note is the note referred to and issued under the Revolving Credit Agreement and this note and the holder hereof are entitled to all the benefits provided for their benefit referred to therein to which Revolving Credit Agreement reference is hereby made. All the defined terms used in this Note, except terms otherwise defined herein shall have the same meaning as such terms have in the Revolving Credit Agreement.

         National shall record on its books or records or on a schedule to this note the principal amount of each advance. The record thereof, whether shown on the books or records or on the schedule to this Note shall be conclusive and binding on the Borrower except in the case of manifest error; provided, however, that the failure of National to record any of the foregoing shall not limit or otherwise affect the obligation of the Borrower to repay all advances made under the Revolving Credit Agreement together with the interest thereon.

         The Borrower shall pay an amount equal to .50% (computed on the total Commitment of National outstanding on December 16, 1988, i.e., $50,000,000.00) as additional interest hereunder ("ADDITIONAL INTEREST"), payable as follows:

                  (a) 25% of the Additional Interest on or before December 21, 1988;

                  (b) 18.75 % of the Additional Interest on or before March 16, 1989;

                  (c) 18.75% of the Additional Interest on or before June 14, 1989;

                  (d) 18.75% of the Additional Interest on or before September 12, 1989; and

                  (e) 18.75% of the Additional Interest on or before December 11, 1989.

         All Additional Interest shall be deemed to have been earned as of the date of this Note and shall be due and payable as set forth in this Note, irrespective of any events occurring after the date hereof, including but not limited to (i) Borrower's default under this Note, Revolving Credit Agreement or any document executed in connection herewith, (ii) Borrower's failure to draw down the full amount of the indebtedness evidenced by this Note, or (iii) Borrower's refinancing of the indebtedness evidenced by this Note.

         The Borrower reserves privilege to pay all or part of the indebtedness evidenced hereby at any time before maturity subject to prepayment penalty described in the Revolving Credit Agreement. National shall apply any such payment first to accrued interest and then to principal.

         Principal and unpaid interest bear interest following any default in payment of principal and interest as herein provided at the maximum lawful rate of interest permitted by law until paid. In case of suit, or if this obligation is placed in an attorney's hands for collection, or to protect the security for its payment, the undersigned will pay all costs of collection and litigation, including a reasonable attorneys' fee.

         In the event that there occurs any breach of any promise made in or default under this Note or in the Revolving Credit Agreement then, at the option of the holder, the entire indebtedness hereby evidenced shall become due, payable and collectible then or thereafter, without notice, as the holder may elect regardless of the date of maturity. The holder may waive any default before or after the same has been declared and restore this Note to full force and effect without impairing any rights hereunder, such right of waiver being a continuing one.

         The makers, endorsers, guarantors and all parties to this Note and all who may become liable for same, jointly and severally waive presentment for payment, protest, notice of protest, notice of nonpayment of this Note, demand and all legal diligence in enforcing collection, and hereby expressly agree that the lawful owner or holder of this Note may defer or postpone collection of the whole or any part thereof, either principal and/or interest, or may extend or renew the whole or any part thereof, either principal and/or interest, or may accept additional collateral or security for the payment of this Note, or may release the whole or any part of any collateral security and/or liens given to secure the payment of this Note, or may release from liability on account of this Note any one or more of the makers, endorsers, guarantors and/or other parties thereto, all without notice to them or any of them; and such deferment, postponement, renewal, extension, acceptance of additional collateral or security and/or release shall not in any way effect or change the obligation of any such maker, endorser, guarantor or other party to this Note, or of any who may become liable for the payment thereof.

         The Borrower shall pay a "late charge" as set forth below of any payments of principal and/or interest due when paid after the due date thereof, (provided that in no event shall said "late charge" result in the payment of interest in excess of the maximum lawful rate of interest permitted by applicable law), to cover the extra expenses involved in handling delinquent payments:

                  (a) if any payment is from 1 to 15 days late, 1% of the payment due;

                  (b) if any payment is from 16 to 20 days late, 2% of the payment due;

                  (c) if any payment is 20 or more days late, 5 % of the payment due.

         The term "maximum lawful rate of interest" as used herein shall mean a rate of interest equal to the higher or greater of the following: (a) the "applicable formula rate" defined in Tennessee Code Annotated Section 47-14-102(2), or (b) such other rate of interest as may be charged under other applicable laws or regulations.

         This Note amends and restates that certain Revolving Credit Note dated December 16, 1988 executed by Borrower to the order of National in the original principal amount of up to $50,000,000 and does not and is not intended by the parties hereto to constitute a novation of the existing underlying indebtedness.

        This Note has been executed and delivered in, and shall be governed by and construed according to the laws of the State of Tennessee except to the extent preempted by applicable laws of the United States of America.

        Executed as of this 1st day of September, 1995.

                                         NATIONAL HEALTHCARE, L.P.

                                         By:  National, Inc. Managing
                                              General Partner



                                              By: /s/
                                                 -----------------------------

                                              Title: Sr V.P.
                                                    --------------------


Accepted by:

NATIONAL HEALTHCARE CORPORATION


By:  /s/
     -----------------------------
Title: Sr. V.P.
      -----------------------------

Pay to the order of Third National Bank in Nashville, as Agent, with recourse.

NATIONAL HEALTHCARE CORPORATION

By:  /s/
   --------------------------------
Title: Sr. V.P.
      -----------------------------